Exhibit 10.1

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release ("Agreement") is made and entered into as of July 2, 2012 by and between, on the one hand, US Highland, Inc., an Oklahoma corporation ("USHL") and, on the other hand, _____________________ ("Holder"). USHL and Holder are sometimes referred to herein as "Party" or "Parties".

RECITALS

A.            Whereas, Holder made a cash investment into the USHL in June 1 2012, in the aggregate amount of $__________, of which $____________ remains due and owing to the Holder (the "Loan") and,

B.            Whereas, USHL and Holder have agreed to convert, settle and discharge the Loan by issuing an aggregate of _________________ shares of USHL restricted common stock (the "Shares") to Holder; and

D.            Whereas, each Party enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.            Recitals.                 The foregoing recitals are true and correct and incorporated by reference herein.

B.            Consideration.    As full consideration for this Agreement hereunder, Holder shall receive 2,000,000 restricted Shares of USHL common stock, in exchange for settling and discharging the Loans.

C.            Breach; Action for Damages.         Either Party may seek damages against the other resulting from a breach of this Agreement.

D.            No Waiver.          The waiver by any Party of the performance of any covenant, condition, promise or breach shall not invalidate this Agreement, nor shall it waive that Party's or any other Party's right to future performance of such covenant, condition or promise. The failure to pursue or the delay in pursuing any remedy or in insisting upon full performance any covenant, condition or promise shall not prevent a Party from later pursuing remedies or insisting upon full performance for the same or similar defaults, breaches or failures.

E.            Notices.                 All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered in writing personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address set forth on the signature page hereto, or at any other address that such Party may designate by written notice to the other Parties. Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

F.            Mutual Release. Holder, on the one hand, and USHL, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Loan.

G.            Representation of Comprehension of Document, Undertakings and Representations and

Warranties.

1.             In entering into this Agreement, the Parties hereto represent that they have read the contents of this Agreement, that the terms of this Agreement have been explained to them by their attorney, that those terms are fully understood and voluntarily accepted by them, that they have relied upon the legal advice of their respective attorney, who is an attorney of their own choosing, and that hereafter no such Party shall deny the validity of this Agreement on the ground that he, she or it did not have adequate advice of counsel.

2.             Each Party to this Agreement has made such investigation of the facts pertaining to this

Agreement and of all the matters pertaining thereto as it deems necessary. In entering into this Agreement provided for herein, each Party assumes the risk of any misrepresentation, concealment, or mistake. If any Party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the Parties hereto, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

3.             Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

H.            Disclaimer of Liability.    It is understood and agreed that this Agreement is a compromise of disputed claims by and between USHL and Holder, and that neither the release specified herein nor the negotiation of this Agreement shall be considered as admissions of any liability whatsoever.

I.             Non-Disparagement.         The Parties agree that they will not make any derogatory statements, either oral or written, or otherwise disparage each other, their products, services, work and/or employment, and will take all reasonable steps to prevent others from making derogatory or disparaging statements on their behalf.

J.             Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

K.            Confidentiality of Entire Agreement.

1.             The Parties and their attorneys, and each of their agents or persons acting for them, are prohibited from disclosing the nature and substance of the claims involved, settlement terms and conditions, and the history, background, negotiations, terms and conditions of all settlements with any individual other than their attorneys of record and/or advisers for income tax or other legal purposes. The Parties may make such disclosures to their attorneys or to any other person or entity such as accountants, auditors or insurers, shareholders, or any other similar entity or individual to whom such disclosure is required in the ordinary course of the business, or to any potential financing source, acquirer, investor or partner of USHL, or to anyone to whom disclosure is required by subpoena or other legal process or operation of law.

2.             The Parties and their attorneys, and each of their agents or persons acting for them, may not make any statements, either directly or indirectly, by implication or innuendo, to the press or media, concerning the fact or amount of settlement, the nature and substance of the claims resolved herein or describe or characterize the settlement in any way. The Parties and their attorneys, and each of their agents or persons acting for them, may not use their involvement in this settlement as the basis for speeches, interviews, seminars, articles, books or promotional materials of any kind. Any inquiry made of the Parties and their attorneys, and each of their agents or persons acting for them, into the subject matter of these settlement terms, by anyone, including the press or media, will be met by a statement that the disagreements were disposed of to the mutual satisfaction of the Parties' and that they have no further comment.

L.            Authority to Execute.        Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

M.           Warranty Against Assignment.      The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled.

N.            Construction of Agreement.       The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

O.            Voluntary Agreement.      The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

P.            Counterparts.      This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

Q.            Further Assurances.     Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated: _________________, 2012                                              US HIGHLAND, INC.

By: _____________________________

Name:        John R. Fitzpatrick

Title:           President and Chief Executive Officer

Dated: _________________, 2012                                              [NAME OF HOLDER]

By: _____________________________

Name:        __________________

Title:           Authorized Signatory